   As filed with the Securities and Exchange Commission on December 29, 2000

                                                 Registration Statement No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                    ----------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                       -----------------------------------
                       AMERICAN INTERNATIONAL GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   DELAWARE                                       13-2592361
       (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NO.)

                    70 PINE STREET, NEW YORK, NEW YORK 10270
         (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

                     HSB GROUP, INC. 1995 STOCK OPTION PLAN
                     HSB GROUP, INC. 1985 STOCK OPTION PLAN
                HSB GROUP, INC. EMPLOYEES' THRIFT INCENTIVE PLAN
                            (FULL TITLE OF THE PLANS)

                               KATHLEEN E. SHANNON
                          VICE PRESIDENT AND SECRETARY
                                 70 PINE STREET
                            NEW YORK, NEW YORK 10270
                                 (212) 770-7000
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                 -----------------------------------------------
                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                                                                         PROPOSED       PROPOSED
                                                         AMOUNT          MAXIMUM         MAXIMUM           AMOUNT OF
                                                          TO BE       OFFERING PRICE    AGGREGATE        REGISTRATION
        TITLE OF SECURITIES                           REGISTERED (2)   PER SHARE (3)  OFFERING PRICE (3)       FEE
       TO BE REGISTERED (1)
--------------------------------------------------------------------------------------------------------------------
COMMON STOCK,  PAR VALUE $2.50 PER SHARE                 535,000       $95.5625        $51,125,938       $12,781.48
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
1. This Registration Statement registers (i) shares of common stock, par value $2.50 per share, of the Registrant issuable under the HSB Group, Inc. 1995 Stock Option Plan, the HSB Group, Inc. 1985 Stock Option Plan and the HSB Group, Inc. Employees' Thrift Incentive Plan and (ii) interests in the HSB Group, Inc. Employees' Thrift Incentive Plan.

2. This Registration Statement also relates to an indeterminate number of additional shares of common stock that may be issued pursuant to anti-dilution and adjustment provisions of the HSB Group, Inc. 1995 Stock Option Plan, the HSB Group, Inc. 1985 Stock Option Plan and the HSB Group, Inc. Employees' Thrift Incentive Plan.

3. Estimated solely for the purpose of calculating the registration fee. Such estimates have been computed in accordance with rule 457(h) and are based upon the average of the high and low sales prices of the common stock of the Registrant on December 21, 2000 as reported on the New
        York Stock Exchange Composite Tape. Pursuant to Rule 457(h)(2), no separate fee is payable with respect to the registration of interests in the HSB Group, Inc. Employees' Thrift Incentive Plan.

                                EXPLANATORY NOTE



        Pursuant to General Instruction E to Form S-8, this Registration Statement registers additional securities of the same class as other securities for which a registration statement, also filed on Form S-8 and relating to the HSB Group, Inc. 1995 Stock Option Plan, the HSB Group, Inc. 1985 Stock Option Plan and the HSB Group, Inc. Employees' Thrift Incentive Plan (together, in each case as amended, the "Plans"), is effective. Therefore, this Registration Statement consists only of the following: the facing page, the required opinions and consents and the signature page.

        This Registration Statement hereby incorporates by reference the contents of the Registrant's Post-Effective Amendment No. 1 to Form S-4 on Form S-8 (File No. 333-45828), as filed with the Securities and Exchange Commission on November 22, 2000. After giving effect to this filing, an aggregate of 1,629,714 shares of AIG common stock have been registered for issuance pursuant to the Plans.

                                     PART II

                      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


 ITEM 8.   EXHIBITS

        The following are filed as exhibits to this registration statement:


 EXHIBIT
  NUMBER                  DESCRIPTION                                 LOCATION
  ------                  -----------                                 --------

5      Opinion re validity of Plan interests....... Filed herewith.

23     Consents of experts and counsel
       (a)  PricewaterhouseCoopers LLP............. Filed herewith.
       (b)  Roberta A. O'Brien..................... Included in Exhibit 5.

24     Power of Attorney........................... Included in signature pages.


                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York, on the 29th day of December, 2000.


                                            AMERICAN INTERNATIONAL GROUP, INC.



                                            By:     /s/ M.R. GREENBERG
                                                   -----------------------------
                                                   (M. R. Greenberg, Chairman)

        KNOW ALL MEN BY THESE PRESENTS: that each person whose signature appears below constitutes and appoints M. R. Greenberg, Edward E. Matthews and Howard I. Smith, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the foregoing as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            SIGNATURE                              TITLE                          DATE
           ----------                             ------                          ----
      /S/ M.R. GREENBERG           Chairman, Chief Executive Officer
-------------------------------    and Director
        (M.R. Greenberg)               (Principal Executive Officer)        December 29, 2000


     /S/ HOWARD I. SMITH           Executive Vice President, Chief
-------------------------------    Financial Officer and Director           December 29, 2000
        (Howard I. Smith )             (Principal Financial Officer)



            Signature                              Title                          Date
           ----------                            --------                       -------
                                   Vice President and Comptroller
    /S/ MICHAEL J. CASTELLI        (Principal Accounting Officer)          December 29, 2000
--------------------------------
      (Michael J. Castelli)


    /S/ M. BERNARD AIDINOFF        Director                                December 29, 2000
--------------------------------
      (M. Bernard Aidinoff)

                                   Director
--------------------------------
           (Eli Broad)


      /S/ PEI-YUAN CHIA            Director                                December 29, 2000
--------------------------------
         (Pei-yuan Chia)

                                   Director
--------------------------------
       (Marshall A. Cohen)


     /S/ BARBER B. CONABLE, JR.    Director                                December 29, 2000
--------------------------------
     (Barber B. Conable, Jr.)


    /S/ MARTIN S. FELDSTEIN        Director                                December 29, 2000
--------------------------------
      (Martin S. Feldstein)

                                   Director
--------------------------------
        (Ellen V. Futter)

                                   Director
--------------------------------
        (Leslie L. Gonda)

            Signature                              Title                          Date
          -------------                        ------                             -----
     /S/ CARLA A. HILLS            Director                               December 29, 2000
--------------------------------
         (Carla A. Hills)

    /S/ FRANK J. HOENEMEYER        Director                               December 29, 2000
--------------------------------
      (Frank J. Hoenemeyer)

   /S/ EDWARD E. MATTHEWS          Director                               December 29, 2000
--------------------------------
       (Edward E. Matthews)

   /S/ THOMAS R. TIZZIO            Director                               December 29, 2000
--------------------------------
        (Thomas R. Tizzio)

                                   Director
--------------------------------
        (Edmund S.W. Tse)

                                   Director
--------------------------------
         (Jay S. Wintrob)

                                   Director
--------------------------------
        (Frank G. Wisner)

    The Plan. Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee for the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Hartford and State of Connecticut, on the 29th day of December, 2000.


                          The HSB Group, Inc. Employees' Thrift Incentive Plan

                          By:     /S/ JODI L. LUSSIER
                                  ---------------------------
                                  Jodi L. Lussier,
                                  Plan Administrator

                                  EXHIBIT INDEX

 EXHIBIT
  NUMBER                  DESCRIPTION                                 LOCATION
  ------                  -----------                                 --------
5      Opinion re validity of Plan interests....... Filed herewith.

23     Consents of experts and counsel
       (a)  PricewaterhouseCoopers LLP............. Filed herewith.
       (b)  Roberta A. O'Brien..................... Included in Exhibit 5.

24     Power of Attorney........................... Included in signature pages.
